Lexmark reports second quarter results

  Announced shareholder approval of merger agreement
  Paid second quarter dividend of $0.36 per share, declared third quarter dividend of $0.36 per share payable on September 16, 2016

LEXINGTON, Ky. – July 29, 2016 – Lexmark International, Inc. today announced financial results for the second quarter of 2016.

Results1

			Year-to-Year
GAAP Summary	2Q16	2Q15	Change
Revenue (millions)	$863	$879	(2)%
ISS[2]	$698	$740	(6)%
ES3	$165	$139	18%
Core[4]	$848	$845	–%
Higher Value Solutions[5]	$371	$342	9%
Gross Profit Margin	39.1%	41.2%
Operating Income Margin	2.7%	(2.5)%
EPS	$(0.56)	$(0.56)
				Year-to-Year
				Change at
			Year-to-Year	Constant
Non-GAAP Summary	2Q16	2Q15	Change	Currency[6]
Revenue (millions)	$865	$891	(3)%	1%
ISS	$698	$740	(6)%	(2)%
ES	$167	$150	11%	12%
Core	$850	$856	(1)%	3%
Higher Value Solutions	$374	$353	6%	8%
Gross Profit Margin	41.5%	43.8%
Operating Income Margin	8.6%	10.6%
Adjusted EBITDA[7]	$114	$139
EPS	$0.69	$0.97

Balance Sheet / Cash Flow (millions)	2Q16
Cash[8]	$103
U.S.	$6
Non-U.S.	$97
Net debt[9]	$886
Operating cash flow	$24
Free cash flow[10]	$8
Quarterly dividend ($0.36/share)	$23

Lexmark Paid Second Quarter Dividend, Declared Third Quarter Dividend

  Lexmark today announced that its Board of Directors declared a quarterly cash dividend of $0.36 per share of Lexmark Class A Common Stock payable on Sept. 16, 2016, to shareholders of record as of the close of business on Sept. 2, 2016.
  During the second quarter, Lexmark paid a quarterly dividend of $0.36 per share, which totaled $23 million.

Shareholders Approved Merger Agreement

  On July 22, 2016, Lexmark announced that its shareholders approved the definitive merger agreement with a consortium of investors led by Apex Technology Co., Ltd. and PAG Asia Capital. Legend Capital Management Co., Ltd. is also a member of the consortium.
  The transaction remains subject to certain regulatory approvals, including among others the Committee on Foreign Investment in the U.S., and other customary closing conditions.
  The acquisition remains on track to be completed in the second half of 2016.
  At closing, this all-cash transaction will provide Lexmark’s shareholders $40.50 per share in cash, representing a 30 percent premium to the undisturbed stock price on Oct. 21, 2015.

Looking forward

  The company will not conduct quarterly conference calls while the transaction is pending.
  Upon closing, Lexmark common stock will cease to be publicly traded on the New York Stock Exchange.

Earnings materials

This earnings release, including reconciliations between GAAP and non-GAAP financial measures, will be available on Lexmark’s investor relations website at http://investor.lexmark.com.

GAAP to non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release non-GAAP financial measures such as Adjusted EBITDA, earnings per share amounts and related income statement items which management believes provides useful information to investors. When used in this press release, “non-GAAP” Adjusted EBITDA, earnings per share amounts and related income statement items exclude restructuring charges and project costs, acquisition and divestiture-related adjustments, pension plan actuarial gains/losses, and remediation-related adjustments. The rationale for management's use of non-GAAP measures is included in Appendix A to the financial information attached hereto.

About Lexmark

Lexmark (NYSE: LXK) creates enterprise software, hardware and services that remove the inefficiencies of information silos and disconnected processes, connecting people to the information they need at the moment they need it. Open the possibilities at www.Lexmark.com.

Lexmark, the Lexmark logo and Open the possibilities are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Safe Harbor

Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause the company’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Lexmark may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation (i) the occurrence of any event, change or other circumstances that could give rise to the expected timing of completion or termination of the Merger Agreement, (ii) failure to satisfy the other closing conditions, (iii) risks related to disruption of management’s attention from Lexmark’s ongoing business operations due to the pending transaction and (iv) the effect of the announcement of the pending transaction on the ability of Lexmark to retain and hire key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; fluctuations in foreign currency exchange rates; decreased supplies consumption; excessive inventory for the company’s reseller channel; aggressive pricing from competitors and resellers; failure to successfully integrate newly acquired businesses; inability to realize all of the anticipated benefits of the company’s acquisitions; failure to manage inventory levels or production capacity; possible changes in the size of expected restructuring costs, charges, and savings; market acceptance of new products; continued economic uncertainty related to volatility of the global economy; inability to execute the company’s strategy to become an end-to-end solutions provider; changes in the company’s tax provisions or tax liabilities; periodic variations affecting revenue and profitability; the failure of information technology systems, including data breaches or cyberattacks; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; reliance on international production facilities, manufacturing partners and certain key suppliers; business disruptions; increased competition in the aftermarket supplies business; inability to obtain and protect the company’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; ineffective internal controls; customer demands and new regulations related to conflict-free minerals; fees on the company’s products or litigation costs required to protect the company’s rights; inability to perform under managed print services contracts; terrorist acts; acts of war or other political conflicts; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller; credit risk associated with the company’s customers, channel partners, and investment portfolio; the outcome of litigation or regulatory proceedings to which the company may be a party; unforeseen cost impacts as a result of new legislation; changes in a country’s political or economic conditions; disruptions at important points of exit and entry and distribution centers; and other risks described in the company’s Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

Footnotes

(1)  Financial results for 2Q15 include Kofax subsequent to the May 21,2015 acquisition of Kofax. Totals may not foot due to rounding.

(2)  ISS is the acronym for Lexmark’s Imaging Solutions and Services segment.

(3)  ES is the acronym for Lexmark’s Enterprise Software segment.

(4)  Core revenue is defined as total Lexmark revenue minus Inkjet Exit revenue. Inkjet Exit is defined as consumer and business inkjet hardware and supplies that the company is exiting.

(5)  Higher Value Solutions revenue is defined as combined Managed Print Services (MPS) and Enterprise Software revenue. MPS is defined as ISS laser hardware, supplies, and fleet management solutions sold through a managed print services agreement.

(6)  Constant currency is calculated by translating prior period results at current period exchange rates and removing related hedge gains and losses.

(7)  Adjusted EBITDA, a non-GAAP measure, is defined as net earnings plus net interest expense (income), provision for income taxes, depreciation and amortization, excluding restructuring charges and project costs, acquisition and divestiture related adjustments, pension plan actuarial gains or losses, and remediation related adjustments.

(8)  Cash is defined as cash and cash equivalents.

(9)  Net debt, a non-GAAP measure, is defined as Cash minus long-term and short-term debt.

(10)Free cash flow, a non-GAAP measure, is defined as net cash flows provided by operating activities minus purchases of property, plant and equipment plus proceeds from sale of fixed assets if applicable.

Investor Contact:

John Morgan

(859) 232-5568

jmorgan@lexmark.com

Media Contact:

Jerry Grasso

(859) 232-3546

ggrasso@lexmark.com

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Revenue:
Product	$665.4	$719.9	$1,292.2	$1,434.6
Service	197.2	159.4	376.6	296.7
Total Revenue	862.6	879.3	1,668.8	1,731.3
Cost of revenue:
Product	426.1	415.8	821.1	844.2
Service	99.5	100.7	204.3	194.3
Restructuring-related costs	–	0.7	–	0.8
Total Cost of revenue	525.6	517.2	1,025.4	1,039.3
Gross profit	337.0	362.1	643.4	692.0

Research and development	75.8	85.5	159.5	163.2
Selling, general and administrative	241.8	265.0	514.7	475.2
Restructuring and related (reversals) charges	(3.5)	33.8	(15.2)	33.6
Operating expense	314.1	384.3	659.0	672.0
Operating income (loss)	22.9	(22.2)	(15.6)	20.0

Interest expense (income), net	11.1	10.0	22.3	17.7
Other expense (income), net	0.7	(0.6)	1.2	0.2
Earnings (loss) before income taxes	11.1	(31.6)	(39.1)	2.1

Provision for income taxes	46.5	3.1	35.7	16.6
Net loss	$(35.4)	$(34.7)	$(74.8)	$(14.5)

Net loss per share:
Basic	$(0.56)	$(0.56)	$(1.19)	$(0.24)
Diluted	$(0.56)	$(0.56)	$(1.19)	$(0.24)
Shares used in per share calculation:
Basic	62.9	61.5	62.6	61.4
Diluted	62.9	61.5	62.6	61.4
Cash dividends declared per common share	$0.36	$0.36	$0.72	$0.72

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION

(In Millions)

(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS

Current assets:
Cash and cash equivalents	$103.1	$158.3
Trade receivables, net	373.1	434.2
Inventories	236.7	231.9
Prepaid expenses and other current assets	191.4	204.9
Total current assets	904.3	1,029.3

Property, plant and equipment, net	702.1	740.2
Goodwill	1,326.1	1,325.1
Intangibles, net	464.1	532.5
Other assets	273.8	285.3
Total assets	$3,670.4	$3,912.4

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$452.6	$501.7
Accrued liabilities	645.8	669.8
Total current liabilities	1,098.4	1,171.5

Long-term debt, net of unamortized issuance costs	988.7	1,061.3
Other liabilities	575.5	561.6
Total liabilities	2,662.6	2,794.4

Stockholders' equity:
Common stock and capital in excess of par	1,056.9	1,026.9
Retained earnings	1,171.0	1,292.8
Treasury stock, net	(1,040.4)	(1,036.7)
Accumulated other comprehensive loss	(179.7)	(165.0)
Total stockholders' equity	1,007.8	1,118.0
Total liabilities and stockholders' equity	$3,670.4	$3,912.4

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2016	2015	2016	2015
Net (Loss) Earnings
GAAP	$(35)	$(35)	$(75)	$(15)
Pre-tax adjustments:
Restructuring (reversals) charges and project costs	(4)	37	(11)	39
Acquisition and strategic alternatives-related adjustments	44	80	105	116
Actuarial loss on pension plan	9	–	26	–
Remediation-related charges	2	–	9	–
Total pre-tax adjustments	51	117	129	156

Tax effects of non-GAAP adjustments and constant non-GAAP tax rate	28	(22)	9	(31)
Non-GAAP	$44	$60	$63	$110

EBITDA and Adjusted EBITDA
GAAP Net Loss	$(35)	$(35)	$(75)	$(15)
Interest expense (income), net	11	10	22	18
Provision for income taxes	47	3	36	17
Depreciation and amortization	71	77	144	143
EBITDA	$94	$55	$127	$162
Restructuring (reversals) charges and project costs	(5)	37	(12)	38
Acquisition and strategic alternatives-related adjustments	14	47	45	61
Actuarial loss on pension plan	9	–	26	–
Remediation-related charges	2	–	9	–
Adjusted EBITDA	$114	$139	$195	$262

(Loss) Earnings Per Share
GAAP	$(0.56)	$(0.56)	$(1.19)	$(0.24)
Pre-tax adjustments:
Restructuring (reversals) charges and project costs	(0.07)	0.60	(0.18)	0.64
Acquisition and strategic alternatives-related adjustments	0.70	1.29	1.67	1.90
Actuarial loss on pension plan	0.14	0.00	0.42	0.00
Remediation-related charges	0.04	–	0.14	–
Total pre-tax adjustments	0.81	1.90	2.06	2.54

Tax effects of non-GAAP adjustments and constant non-GAAP tax rate	0.44	(0.37)	0.14	(0.50)
Non-GAAP	$0.69	$0.97	$1.00	$1.80

Refer to Appendix 1 for discussion of management's use of GAAP and Non-GAAP measures.

Totals may not foot due to rounding.

LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In Millions)

(Unaudited)

		Three Months Ended		Six Months Ended
		June 30		June 30
		2016	2015	2016	2015
Revenue	(1)
GAAP		$863	$879	$1,669	$1,731
Acquisition-related adjustments	[A][B]	3	11	9	15
Non-GAAP		$865	$891	$1,677	$1,746
Constant currency adjustments		1	(30)	–	(69)
Non-GAAP, at constant currency		$866	$861	$1,677	$1,677

Higher Value Solutions Revenue	(2)
GAAP		$863	$879	$1,669	$1,731
Inkjet Exit Revenue		(15)	(35)	(35)	(83)
Non-MPS Revenue		(477)	(503)	(936)	(1,035)
Higher Value Solutions Revenue		$371	$342	$697	$613
Acquisition-related adjustments	[A][B]	3	11	9	15
Higher Value Solutions Revenue,
excluding acquisition-related adjustments		$374	$353	$706	$628
Constant currency adjustments		–	(9)	–	(20)
Non-GAAP, at constant currency		$374	$345	$706	$608

Core Revenue	(3)
GAAP		$863	$879	$1,669	$1,731
Inkjet Exit Revenue		(15)	(35)	(35)	(83)
Core Revenue		$848	$845	$1,634	$1,649
Acquisition-related adjustments	[A][B]	3	11	9	15
Core Revenue, excluding acquisition-related
adjustments		$850	$856	$1,642	$1,664
Constant currency adjustments		1	(30)	–	(68)
Non-GAAP, at constant currency		$851	$826	$1,642	$1,596

Enterprise Software Revenue	(4)
GAAP		$165	$139	$302	$225
Acquisition-related adjustments	[A][B]	3	11	9	15
Non-GAAP		$167	$150	$310	$240
Constant currency adjustments		–	(1)	–	(2)
Non-GAAP, at constant currency		$167	$149	$310	$238

Imaging Solutions and Services ("ISS") Revenue	(5)
GAAP		$698	$740	$1,367	$1,506
Constant currency adjustments		1	(29)	–	(66)
Non-GAAP, at constant currency		$699	$712	$1,367	$1,440

		Three Months Ended		Six Months Ended
		June 30		June 30
		2016	2015	2016	2015
Free Cash Flow	(6)
GAAP Cash Flows Provided by (Used for) Operating Activities		$24	$(7)	$103	$(17)
Purchases of property, plant and equipment		(17)	(28)	(40)	(65)
Proceeds from sale of fixed assets		2	–	2	–
Non-GAAP Free Cash Flow		$9	$(35)	$65	$(82)

				June 30	December 31
				2016	2015
Net (Debt) Cash	(7)
GAAP Cash and Cash Equivalents				$103	$158
Long-term debt				(989)	(1,061)
Non-GAAP Net Debt				$(886)	$(903)

		Three Months Ended		Six Months Ended
		June 30		June 30
		2016	2015	2016	2015
Gross Profit
GAAP		$337	$362	$643	$692
Restructuring charges and project costs	[C][D]	–	1	–	1
Acquisition-related adjustments	[A][B]	21	28	45	44
Actuarial loss on pension plan	[E][F]	2	–	6	–
Non-GAAP		$359	$390	$694	$737

Gross Profit Margin (%)
GAAP		39.1%	41.2%	38.6%	40.0%
Restructuring charges and project costs		–	0.1%	0.0%	0.0%
Acquisition-related adjustments		2.4%	3.1%	2.7%	2.5%
Actuarial loss on pension plan		0.2%	0.0%	0.4%	0.0%
Non-GAAP		41.5%	43.8%	41.4%	42.2%

Operating (Loss) Income
GAAP		$23	$(22)	$(16)	$20
Restructuring (reversals) charges and project costs	[C][D]	(4)	37	(11)	39
Acquisition and strategic alternatives-related adjustments	[A][B]	44	80	105	116
Actuarial loss on pension plan	[E][F]	9	–	26	–
Remediation-related charges	[G]	2	–	9	–
Non-GAAP		$74	$95	$113	$175

Operating Income Margin (%)
GAAP		2.7%	(2.5)%	(0.9)%	1.2%
Restructuring (reversals) charges and project costs		(0.5)%	4.2%	(0.7)%	2.2%
Acquisition and strategic alternatives-related adjustments		5.1%	8.9%	6.2%	6.7%
Actuarial loss on pension plan		1.0%	0.0%	1.6%	0.0%
Remediation-related charges		0.3%	–	0.5%	–
Non-GAAP		8.6%	10.6%	6.7%	10.0%

Refer to Appendix 1 for discussion of management's use of GAAP and Non-GAAP measures.

Totals may not foot due to rounding.

(1)

Year-to-year Revenue growth for the three months ended June 30, 2016 was approximately -2% on a GAAP basis, -3% on a non-GAAP basis, excluding acquisition-related adjustments, and 1% on a non-GAAP basis at constant currency. Financial results in the second quarter of 2015 include those of Kofax subsequent to the date of acquisition.

Year-to-year Revenue growth for the six months ended June 30, 2016 was approximately -4% on a GAAP basis, -4% on a non-GAAP basis, excluding acquisition-related adjustments, and 0% on a non-GAAP basis at constant currency. Financial results in the second quarter of 2015 include those of Kofax subsequent to the date of acquisition.

(2)

Year-to-year Higher Value Solutions Revenue growth for the three months ended June 30, 2016 was approximately 9% on a GAAP basis, 6% on a non-GAAP basis, excluding acquisition-related adjustments, and 8% on a non-GAAP basis at constant currency. Financial results in the second quarter of 2015 include those of Kofax subsequent to the date of acquisition.

Year-to-year Higher Value Solutions Revenue growth for the six months ended June 30, 2016 was approximately 14% on a GAAP basis, 12% on a non-GAAP basis, excluding acquisition-related adjustments, and 16% on a non-GAAP basis at constant currency. Financial results in the second quarter of 2015 include those of Kofax subsequent to the date of acquisition.

(3)

Year-to-year Core Revenue growth for the three months ended June 30, 2016 was approximately 0% on a GAAP basis, -1% on a non-GAAP basis, excluding Inkjet Exit and acquisition-related adjustments, and 3% on a non-GAAP basis at constant currency. Financial results in the second quarter of 2015 include those of Kofax subsequent to the date of acquisition.

Year-to-year Core Revenue growth for the six months ended June 30, 2016 was approximately -1% on a GAAP basis, -1% on a non-GAAP basis, excluding Inkjet Exit and acquisition-related adjustments, and 3% on a non-GAAP basis at constant currency. Financial results in the second quarter of 2015 include those of Kofax subsequent to the date of acquisition.

(4)

Year-to-year Enterprise Software Revenue growth for the three months ended June 30, 2016 was approximately 18% on a GAAP basis, 11% on a non-GAAP basis, excluding acquisition-related adjustments, and 12% on a non-GAAP basis at constant currency. Financial results in the second quarter of 2015 include those of Kofax subsequent to the date of acquisition.

Year-to-year Enterprise Software Revenue growth for the six months ended June 30, 2016 was approximately 34% on a GAAP basis, 29% on a non-GAAP basis, excluding acquisition-related adjustments, and 31% on a non-GAAP basis at constant currency. Financial results in the second quarter of 2015 include those of Kofax subsequent to the date of acquisition.

(5)	Year-to-year ISS Revenue growth for the three months ended June 30, 2016 was approximately -6% on a GAAP basis and -2% on a non-GAAP basis at constant currency.

Year-to-year ISS Revenue growth for the six months ended June 30, 2016 was approximately -9% on a GAAP basis and -5% on a non-GAAP basis at constant currency.

(6)

Free Cash Flow, a non-GAAP measure, is defined as net cash flows provided by operating activities minus purchases of property, plant and equipment plus proceeds from sale of fixed assets, if applicable.

(7)	Net Debt or Net Cash, a non-GAAP measure, is defined as cash and cash equivalents minus long-term and short-term debt.

[A]

Amounts for the three months ended June 30, 2016, include total acquisition and strategic alternatives-related adjustments of $44.3 million with $2.6 million, $18.2 million, $0.3 million and $23.2 million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively. Selling, general and administrative includes $19.2 million of acquisition-related expenses and $4.0 million of strategic alternatives-related adjustments.

Amounts for the six months ended June 30, 2016, include total acquisition and strategic alternatives-related adjustments of $104.6 million with $8.5 million, $36.3 million, $0.6 million and $59.2 million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively. Selling, general and administrative includes $46.5 million of acquisition-related expenses and $12.7 million of strategic alternatives-related adjustments.

[B]

Amounts for the three months ended June 30, 2015, include total acquisition-related adjustments of $79.6 million with $11.5 million, $16.1 million, $0.3 million and $51.7 million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively. Selling, general and administrative includes $51.3 million of acquisition-related expenses and $0.4 million of divestiture-related expenses.

Amounts for the six months ended June 30, 2015, include total acquisition-related adjustments of $116.4 million with $14.7 million, $29.4 million, $0.5 million and $71.8 million included in Revenue, Cost of revenue, Research and development and Selling, general and administrative, respectively. Selling, general and administrative includes $71.4 million of acquisition-related expenses and $0.4 million of divestiture-related expenses.

[C]

Amounts for the three months ended June 30, 2016, include total restructuring (reversals) charges and project costs of $(4.3) million with $(0.8) million included in Selling, general and administrative and $(3.5) million included in Restructuring and related (reversals) charges.

Amounts for the six months ended June 30, 2016, include total restructuring (reversals) charges and project costs of $(11.3) million with $3.9 million included in Selling, general and administrative and $(15.2) million included in Restructuring and related (reversals) charges.

[D]

Amounts for the three months ended June 30, 2015, include total restructuring charges and project costs of $37.2 million with $0.7 million and $2.7 million included in Restructuring-related costs and Selling, general and administrative, respectively, in addition to $33.8 million in Restructuring and related (reversals) charges.

Amounts for the six months ended June 30, 2015, include total restructuring charges and project costs of $39.1 million with $0.8 million and $4.7 million included in Restructuring-related costs and Selling, general and administrative, respectively, in addition to $33.6 million in Restructuring and related (reversals) charges.

[E]

Amounts for the three months ended June 30, 2016, include actuarial loss on pension plan of $8.7 million with $1.6 million, $2.2 million and $4.9 million included in Cost of revenue, Research and development and Selling, general and administrative, respectively.

Amounts for the six months ended June 30, 2016, include actuarial loss on pension plan of $26.4 million with $6.0 million, $4.3 million and $16.1 million included in Cost of revenue, Research and development and Selling, general and administrative, respectively.

[F]

Amounts for the three months ended June 30, 2015, include actuarial loss on pension plan of $0.3 million with $0.1 million, $0.1 million and $0.1 million included in Cost of revenue, Research and development and Selling, general and administrative, respectively.

Amounts for the six months ended June 30, 2015, include actuarial loss on pension plan of $0.3 million with $0.1 million, $0.1 million and $0.1 million included in Cost of revenue, Research and development and Selling, general and administrative, respectively.

[G]	Amounts for the three months ended June 30, 2016, include remediation-related charges of $2.4 million included in Selling, general and administrative.

Amounts for the six months ended June 30, 2016, include remediation-related costs of $9.0 million incuded in Selling, general and administrative.

Appendix 1

Note:  Management believes that presenting non-GAAP measures is useful because they enhance investors’ understanding of how management assesses the performance of the Company’s businesses. Management uses non-GAAP measures for budgeting purposes, measuring actual results to budgeted projections, allocating resources, and in certain circumstances for employee incentive compensation. Effective first quarter 2015, the Company is using a constant non-GAAP tax rate, which management believes reflects the long-term average tax rate based on our international structure and geographic distribution of earnings. In addition, the Company is also using constant currency which removes estimated currency rate impacts and related hedge gains and losses from key performance indicators, which management believes facilitates a better understanding of trends in our business. Adjustments to GAAP results in determining non-GAAP results fall into the categories that are described below:

1) Restructuring charges and project costs

In recent years, the Company has initiated restructuring plans which have resulted in operating expenses which otherwise would not have been incurred. The size of these items can vary significantly from period to period, and the Company does not consider these items to be part of core operating expenses of the business.  Restructuring and related charges that are excluded from GAAP earnings to determine non-GAAP earnings consist of accelerated depreciation, asset impairments, employee termination benefits, pension and postretirement plan curtailments, inventory-related charges and contract termination and lease charges. They also include project costs that relate to the execution of the restructuring plans. These project costs are incremental to normal operating charges and are expensed as incurred, such as compensation costs for overlap staffing, travel expenses, consulting costs and training costs.

2) Acquisition-related, divestiture-related and strategic alternatives-related adjustments

In connection with acquisitions, divestitures and the exploration of strategic alternatives management provides supplementary non-GAAP financial measures of revenue and expenses to normalize for the impact of business combination accounting rules as well as to exclude certain expenses which would not have been incurred otherwise.

a. Adjustments to Revenue

Due to business combination accounting rules, deferred revenue balances for service contracts assumed as part of acquisitions are adjusted down to fair value. Fair value approximates the cost of fulfilling the service obligation, plus a reasonable profit margin. Subsequent to acquisitions, management adds back the amount of amortized revenue that would have been recognized had the acquired company remained independent and had the deferred revenue balances not been adjusted to fair value.  Management reviews non-GAAP revenue to allow for more complete comparisons to historical performance as well as to forward-looking projections and also uses it as a metric for employee incentive compensation.

b. Amortization of intangible assets

Due to business combination accounting rules, intangible assets are recognized which were not previously presented on the balance sheet of the acquired company. These intangible assets consist primarily of purchased technology, customer relationships, trade names, in-process R&D and non-compete agreements. Subsequent to the acquisition date, some of these intangible assets begin amortizing and represent an expense that would not have been recorded had the acquired company remained independent. The total amortization of the acquired intangible assets varies from period to period, due to the mix in value and useful lives of the different assets. For the purpose of comparing financial results to historical performance as well as for defining targets for employee incentive compensation, management excludes the amortization of the acquired intangible assets on a non-GAAP basis.

c. Acquisition and integration costs

In connection with its acquisitions, the Company incurs expenses that would not have been incurred otherwise. The acquisition costs include items such as investment banking fees, legal and accounting fees, stock based compensation expense related to replacement awards issued to employees of acquired companies and costs of retention bonus programs for the senior management of acquired companies. Integration costs may consist of information technology expenses including software and systems to be implemented in acquired companies, consulting costs and travel expenses as well as non-cash charges related to the abandonment of assets under construction by the Company that are determined to be duplicative of assets of the acquired company and non-cash charges related to certain assets which are abandoned as systems are integrated across the combined entity. Acquisition and integration expenses also include costs associated with the Company’s rebranding announcement in April 2015 as well as related non-cash charges for the abandonment of certain obsolete marketing assets. The costs are expensed as incurred and can vary substantially in size from one period to the next. For these reasons, management excludes these expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

d. Divestiture-related adjustments

In connection with divestitures, management provides supplementary non-GAAP financial measures of expenses to normalize for the impact of certain earnings and expenses which would not have been incurred otherwise. In 2013 the Company recognized a net gain on the sale of inkjet-related technology and assets, which consisted of a subsidiary, intellectual property and other assets, and transition services. In addition, the Company has incurred costs related to the divestiture, such as employee travel expenses and compensation, consulting costs, training costs, and transition services. These costs are incremental to normal operating charges and are expensed as incurred. Management excluded the income and expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

e. Strategic alternative-related adjustments

In connection with the exploration of strategic alternatives, management provides supplementary non-GAAP financial measures of expenses to normalize for the impact of certain expenses which would not have been incurred otherwise. In 2015, the Company announced that its Board of Directors authorized the exploration of strategic alternatives to unlock shareholder value. The Company has incurred costs related to the exploration of strategic alternatives, and anticipates incurring additional related costs such as legal and accounting fees, employee travel expenses and compensation, and consulting costs. These costs are incremental to normal operating charges and are expensed as incurred. Management excluded these expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

3) Actuarial gain/loss on pension plan

Lexmark elected during the fourth quarter of 2013 to change its method of accounting for mark-to-market (“MTM”) asset and actuarial gains and losses for its pension and other postretirement plans to improve transparency of operational performance. MTM is also a more preferable approach under generally accepted accounting principles. Under this MTM accounting approach, asset and actuarial gains and losses will be recognized in net periodic benefit cost in the period in which they occur, rather than being recognized in accumulated other comprehensive income and amortized over future periods. Lexmark management believes that it is appropriate to exclude MTM asset and actuarial gains and losses from non-GAAP financial measures due to the nature and underlying volatility of these gains and losses.  Further, management believes that MTM asset and actuarial gains and losses relate to market performance of assets, discount rates, and actuarial assumptions, which do not directly arise from the Company’s core operations, and the exclusion of these items from non-GAAP financial measures facilitates meaningful comparison both across periods and among entities.

4) Remediation-related adjustments

The Company implemented various remedial actions to address previously identified material weaknesses in internal control over accounting for income taxes. In connection with its remediation actions, the Company incurs expenses that would not have been incurred otherwise. The remediation-related costs include professional fees associated with the remediation actions being taken. These costs are incremental to normal operating charges and are expensed as incurred. Management excluded these expenses from non-GAAP earnings in order to evaluate the Company’s performance on a continuing and comparable basis.

Tax effects of non-GAAP adjustments and constant non-GAAP tax rate

This line item shows tax effect of the non-GAAP adjustments and the difference between the GAAP effective tax rate and the constant non-GAAP tax rate. Effective the first quarter of 2015, Lexmark is using a constant non-GAAP tax rate of 30%, which management believes reflects the long-term average tax rate based on our global supply chain, including our geographic distribution of earnings. The long-term average rate is calculated after excluding the tax effect of the non-GAAP items described above. Further, the non-GAAP tax rate removes the variability introduced by discrete events such as tax law changes, tax authority settlements and other non-recurring items.  The Company believes the long-term non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency, facilitating a meaningful comparison across periods.  This rate is subject to change over time for various reasons, including material changes in our geographic business mix, acquisitions and/or modifications to statutory tax rates.

Constant Currency

Lexmark presents certain measures, such as period-over-period revenue growth and operating income, on a constant currency basis, which excludes the effects of foreign currency translation. Due to the continuing strengthening of the U.S. dollar against foreign currencies and the overall variability of foreign exchange rates from period to period, Lexmark’s management uses these measures on a constant currency basis to evaluate period-over-period operating performance. Measures presented on a constant currency basis are calculated by translating prior period results at current period exchange rates and removing related hedge gains and losses.

In addition to GAAP results, management presents these non-GAAP financial measures to provide investors with additional information that they can utilize in their own methods of evaluating the Company’s performance. Management compensates for the material limitations associated with the use of non-GAAP financial measures by having specific initiatives associated with restructuring actions and acquisitions approved by management, along with their budgeted costs. Subsequently, actual costs incurred as a part of these approved restructuring plans and acquisitions are monitored and compared to budgeted costs to assure that the Company’s non-GAAP financial measures only exclude pre-approved restructuring-related costs and acquisition-related adjustments. Any non-GAAP measures provided by the Company may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.